UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

BUCK-A-ROOS HOLDING CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	333-124016	05-0581183
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17641 Vanowen Street
Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 758-6500

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Concurrent with a tightening US economy, decrease in operating margins and cash flow impacts in its retail business and recognition of its strength in wholesale operations, the Company over the past month and a half has been evaluating its position in the retail and wholesale discount markets.  As a result of this evaluation, the Company has determined that it should concentrate on its wholesale discount operations complemented by retail sales from the Company's owned retail Buck-A-Roo$ outlet in Van Nuys, California.  In addition, one of the Company's licensee stores has ceased operations and the second licensee is ceasing operations effective July 11, 2008.  As a part of this effort to maximize shareholder value; corporate operations, retail sales, and wholesale divisions will be co-located at its Van Nuys, California location.  Wholesale inventory warehousing will be handled by an independent bonded warehouse.

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective July 7, 2008 Mr. David Fox resigned as CEO/President of Buck-A-Roo$ Holding Corporation and as a member of the Company's Board of Directors.  There were no disagreements or adverse actions associated with Mr. Fox's resignation.

Exhibit Number	Name and/or Identification of Exhibit

none

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCK-A-ROO$ HOLDING CORPORATION

Date: July 11, 2008	By:	/s/ Greg Perlman
Greg Perlman
Chairman, Board of Directors